UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2010

GLOBAL SECURITY AGENCY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53184	98-0516432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5259 Jackson Road
Montgomery, TX 77316
(Address of principal executive offices)

(888) 281-1618
(Registrant’s telephone number, including area code)

__________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities

On August 11, 2010, Global Security Agency Inc. (the “Company”) completed the conversion of an aggregate of $195,000 in debt owed by the Company to four lenders into shares of common stock of the Company at a price of $0.01 per share.  As a result, the Company issued an aggregate of 19,500,000 shares of its common stock to the four lenders pursuant to Rule 903 of Regulation S under the Securities Act of 1933, as amended, in an “offshore transaction” as defined in Rule 902 of Regulation S.  Each purchaser represented to the Company that it acquired the shares for investment purposes and that the purchaser is not a “U.S. person” (as defined in Rule 902 of Regulation S) and was not acquiring the shares for the account or benefit of a U.S. person, and no directed selling efforts were made by the Company.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
10.1	Debt Conversion Agreement dated August 11, 2010 between the Company and Mark McBeth.
10.2	Debt Conversion Agreement dated August 11, 2010 between the Company and Tiffany Felker.
10.3	Debt Conversion Agreement dated August 11, 2010 between the Company and Wingrave Capital Corp.
10.4	Debt Conversion Agreement dated August 11, 2010 between the Company and Dominic Colvin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2010		GLOBAL SECURITY AGENCY INC.

	By:	/s/Larry Lunger
Larry Lunger
Chief Executive Officer